SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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MAGNUM D’OR RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS OF
MAGNUM D’OR RESOURCES INC.
1326 S.E. 17th STREET, #513
FT. LAUDERDALE, FLORIDA 33316

305-420-6563

TO BE EFFECTIVE ON SEPTEMBER 18, 2007
DATE FIRST MAILED TO STOCKHOLDERS: August 29, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of Magnum D’Or Resources Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Magnum D’Or Resources Inc., a Nevada corporation (the “Company”), in connection with actions taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving by a written consent dated December 19, 2006, and subject to the passage of at least 20 calendar days following the date upon which the Company transmits to its stockholders this Information Statement in satisfaction of its obligations under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, regarding the following action:

1. the approval of the spin-off of Sunrise Mining Corporation (“Sunrise”), a Nevada corporation that is presently a wholly-owned subsidiary of the Company that owns all of the Company’s mining properties and mining rights, pro rata to the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the Company’s notice of the taking of a corporate action without a meeting by less than the unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Chad Curtis
Chief Executive Officer and President

Ft. Lauderdale, FL
August 29, 2007

MAGNUM D’OR RESOURCES INC.

1326 S.E. 17th STREET, #513
FT. LAUDERDALE, FLORIDA 33316

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Magnum D’Or Resources Inc., a Nevada corporation (the “Company”), in connection with actions taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving, by a written consent dated December 19, 2006, the spin-off of its wholly owned subsidiary, Sunrise Mining Corporation (“Sunrise”), pro rata to the stockholders of record of the Company at the close of business on January 23, 2007. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s Common Stock (“Common Stock”) and Preferred Stock entitled to vote or give an authorization or consent in regard to the matters acted upon by the written consent.

This Information Statement is being mailed on or about August 29, 2007, to the Company’s stockholders of record as of January 23, 2007 (the “Record Date”). The Company anticipates that the spin-off will take effect on September 18, 2007.

The principal executive offices of Sunrise are located at 1108 W. Valley Boulevard, Suite 6-399, Alhambra, California 91803, and its telephone number is (626) 407-2618.

Reason for the Written Consent

On December 19, 2006, the Company’s Board of Directors (the “Board”) approved, subject to stockholder approval, the spin-off of Sunrise pro rata to the stockholders of the Company.

The Preferred Stock of the Company is entitled to 20 votes per share, while its Common Stock is entitled to one vote per share. Sunrise Lighting Holdings Limited beneficially owned 100% of the Preferred Stock of the Company as of December 19, 2006, approved by written consent (the “Written Consent”) the spin-off of Sunrise which will become effective at least 20 days after the mailing of this Information Statement.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 78.320 of the Nevada general corporation law (NRS 78.320) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted may be substituted for a meeting. Under NRS Section 78.320, the approval by at least a majority of the outstanding voting power of the outstanding securities of the Company entitled to vote is required to approve the actions.

On December 19, 2006, the Company had 5,785,090 shares of Common Stock and 10,000,000 shares of Preferred Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 20 votes. Sunrise Lighting Holdings Limited beneficially owned 100% of the Company’s 10,000,000 shares of outstanding Preferred Stock at that time, representing approximately 97.3% of the total voting power of the Company. Accordingly, the action by Written Consent executed by Sunrise Lighting Holdings Limited pursuant to Section 78.320 of the Nevada general corporation law is sufficient to approve the spin-off and requires no further stockholder action.

No director of the Company has informed the Company in writing that he intends to oppose any action to be taken at the meeting or indicate the action which he intends to oppose.

Mr. Xuguang Sun and Mr. Shaojun Sun were formerly directors and officers of the Company. As a result of the spin-off of Sunrise by the Company, Mr. Xuguang Sun will not directly receive any common stock of Sunrise, and Mr. Shaojun Sun will directly receive 334,820 shares of common stock based upon the amount of common stock that he owns of the Company. Sunrise Lighting Holdings Limited, a company owned by Mr. Xuguang Sun and Mr. Shaojun Sun, will receive 277,799 shares of common stock of Sunrise based upon the number of shares of common stock that it owns of the Company, and it has also received 10,000,000 shares of non-convertible preferred stock of Sunrise.

 Dissenters’ Rights of Appraisal

The Nevada general corporation law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE SPIN-OFF OF SUNRISE MINING CORPORATION

Summary of the Spin-Off . The Board of Directors of the Company and the holders of at least a majority of the Company’s issued and outstanding voting securities by a written consent dated December 19, 2006, have approved the spin-off of Sunrise Mining Corporation (“Sunrise”), its wholly owned mining subsidiary, pro rata to the stockholders of record of the Company at the close of business on January 23, 2007. The Company has previously approved the issuance of all non-convertible voting preferred stock of Sunrise Mining Corporation to Sunrise Lighting Holding Limited in such manner that is comparable to the number of shares of preferred stock in the Company, with substantially similar rights and obligations. Upon the effective date of the spin-off, each stockholder of the Company will receive the same number of shares of Sunrise that the stockholder owned of the Company as of the close of business on January 23, 2007. Sunrise has filed a Form 10-SB registration statement with the U.S. Securities and Exchange Commission to register Sunrise as a public company under Section 12(g) of the Securities Exchange Act of 1934, as amended.

On December 20, 2006, the controlling stockholder of the Company - Sunrise Lighting Holdings Limited (“SLH”) - negotiated and closed a sale of its non-convertible preferred stock of the Company to Mr. Chad Curtis. In connection with such negotiations, Mr. Curtis intended to cause a reverse merger of the Company with Terra Elastomer Technologies S.L. of Dusseldorf of Germany (“TET”) or another operating company upon acquiring the preferred stock of the Company. TET does not want to assume the risks associated with an exploration mining operation. SLH believed that it was in the best interest of the shareholders of the Company to preserve and continue the mining exploration activities of Sunrise in Mongolia, rather than sell or abandon its undeveloped mining properties. SLH and Mr. Curtis also determined that the spin-off would: (i) allow the management of the Company and of Sunrise to focus solely on their specific and unrelated types of business; (ii) provide the employees of each business to obtain stock-based compensation linked solely to their employer; and (iii) enhancing access to the financing community focused separately on their distinctive businesses.  As a result, the stock purchase agreement between SLH and Mr. Curtis provided that Sunrise would be spun-off pro rata to the shareholders of the Company with the same capital stock structure.

On June 7, 2007, the Company entered into a Stock Purchase Agreement dated June 3, 2007 (the "Agreement") with the shareholders of Terra Elatomer S.L. ("Terra"). Terra, through  its subsidiaries, is a manufacturer of grantor and state-of-the-art shredding equipment for use in the recycling industry and builds recycling and electronic scrap plants under commission from non-affiliated third parties.

Pursuant to the Agreement, the Company will acquire 100% of Terra in exchange for 63,200,000 shares of the Company's common stock.   The consideration constitutes approximately 92% of the outstanding common stock of the Company, post acquisition.   Changes to management of the Company, including the appointment of new officers and directors and change of the Company's name are expected to follow in the near future, after closing and subject to compliance with applicable SEC rules.  When the corporate name change occurs, the Company will ask the OTCBB to change its trading symbol. Pending such change, the Company's common stock will continue to trade under the symbol "MDOR".

After the spin-off, Sunrise will continue to own and operate its mining assets as before the spin-off and will continue its exploration activities in Mongolia and where other mining opportunities may arise. The Company intends to seek the consummation of a reverse merger with TET or another operating company but will have no active operations until such reverse merger is finalized. Upon the completion of the reverse merger, it is expected that the Company will have active operations in the conduct of the business of TET. After the spin-off, the Company will not own any interest in the mining assets or operations of Sunrise and will not receive any direct or indirect value for the spin-off shares of Sunrise or in any future market in these shares, and the 100,000 shares of common stock of Sunrise presently owned by the Company will be cancelled. After the spin-off, the stockholders of the Company as of January 23, 2007 will continue to own their shares of Common Stock of the Company.

Description of Common Stock

Sunrise is authorized to issue 190,000,000 shares of Common Stock, par value $0.001. Sunrise has one class of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Sunrise will distribute to all of its stockholders, in proportion to the number of shares of Common Stock held by each stockholder, an aggregate sum equal to the amount in the cash and assets of the Company upon liquidation, inclusive of any interest. The Common Stock of Sunrise has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

SUMMARY OF SUNRISE MINING CORPORATION

Sunrise is a junior resource company focused on the exploration and advancement of premium base and precious metal assets primarily in Mongolia. Sunrise has two undeveloped properties in Mongolia.

Sunrise owns a 100% interest in the Khol Morit porphyry-copper gold property located west of Ivanhoe Mine's Turquoise Hill Project in south-central Mongolia (exploration license number 6283X). The Khol Morit property hosts a porphyry copper system with alteration covering 2 square kilometers (approximately 494 hectares). In the drill program conducted in the summer of 2004, nine randomly spaced exploration holes were completed, and in hole 4 a new copper discovery was made. The hole cut 33 meters (108 feet) grading 1.74% copper. Within this intersection is 27 meters (88 feet) grading 2.09% copper. The highest core sample assay was 6.59% copper. In the report on the property, it was suggested that due to the effects of surface oxidation and leaching, copper mineralization may be more extensive at depth than at the surface.

Sunrise owns a 100% interest in the Shandi gold-copper property (exploration license number 10528) located in southeastern Mongolia which consists of approximately 20,667 hectares. The property shares borders with Ivanhoe Mines and International Uranium Corp. All of the mining leases of the company were assigned to sunrise on October 25, 2005.

SUNRISE HAS HELD SUBSTANTIALLY ALL OF THE OPERATING ASSETS AND LIABILITIES OF THE COMPANY, AND HAS BEEN ITS SOLE OPERATING BUSINESS, AND HAS BEEN A WHOLLY OWNED SUBSIDIARY OF THE COMPANY SINCE ITS INCORPORATION IN OCTOBER 2005. THE INFORMATION REGARDING SUNRISE IN THIS INFORMATION STATEMENT, THEREFORE CORRESPONDS TO INFORMATION REGARDING THE COMPANY SINCE OCTOBER 2005.

General

Sunrise is an exploration stage company. Sunrise is engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. Presently, Sunrise own a 100% interest in licenses issued by the government of Mongolia to two mineral claims that are located in Mongolia which must be renewed annually. There is no assurance that a commercially viable mineral deposit exists on these properties.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Sunrise has completed the initial phases of exploration on the properties. Once Sunrise has completed each phase of exploration, Sunrise will make a decision as to whether or not to proceed with each successive phase based upon the analysis of the results of that program. Sunrise’s directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Sunrise’s plan of operation is to conduct exploration work in order to ascertain whether it possesses economic quantities of copper, gold, molybdenum or silver. There can be no assurance that an economic mineral deposit exists on the properties until appropriate exploration work is completed.

Even if Sunrise completes its proposed exploration programs on a property and it is successful in identifying a mineral deposit, Sunrise will have to spend substantial funds on further drilling and engineering studies before it will know if there is a commercially viable mineral deposit.

Mongolia Mining Exploration

Sunrise owns a 100% ownership interest in a license issued by the government of Mongolia regarding a prospective copper/gold mining property called the Khul Morit property (Exploration License No. 6283x) located in south-central Mongolia and consists of approximately 494 hectares.

The Khul Morit property was originally acquired by the Company from a Mongolian citizen whose name is Khulan Choilon through an option agreement dated December 8, 2003, in exchange for $25,000 cash, 2,000,000 shares of the common stock of the Company, and a commitment to expend $100,000 in exploration work. Ms. Choilon retained a 1.5% net smelter royalty interest in the production from the property. Until the obligations of the Company were fulfilled, the license to the Khul Morit property was held by Khulan Choilon. The license was transferred and renewed in January 2007 and is presently held in the name of Oriental Magnum, Inc., a subsidiary of Sunrise.

The Shandi property was originally acquired by the Company from Ton Fei Fred Tham & Associates through an agreement dated November 13, 2002, in consideration of $35,000 cash, 200,000 shares of the common stock of the Company, and a commitment to expend $20,000 in exploration work. The agreement provided that the Company had the right to acquire the remaining 40% ownership retained by Ton Fei Fred Tham & Associates. Ton Fei Fred Tham & Associates retained a 3% net smelter royalty interest in the production from the property. The Agreement was renewed and revised on July 13, 2003, and provided that the Company would pay the renewal fees for the license and to increase its obligations to conduct exploratory work by $75,000. In late 2005, Mr. Tham of Ton Fei Fred Tham & Associates asked his Mongolia contact "Timursukh Oidov" to renew the Shandi License (License No. 4768) for the Company. During this process, the Mineral Resource and Petroleum Authority of Mongolia (“MRPAM”) underwent certain policy changes, which resulted in the temporary loss of License No. 4768. In order to avoid losing mining rights on the Shandi property, Timursukh Oidov listed his name on the property as the owner. Under MRPAM policies, when a new owner is the license holder of an existing mining property, a new license number must be issued. As a result, the Shandi property was licensed to Timursukh Oidov under license no. 10582 (“License No. 10582”). In a letter dated April 12, 2006 sent by Mr. Fred Tham, Timursukh Oidov agreed to assign License No. 10582 to Ton Fei Fred Tham & Associates and further agreed to uphold the terms of the option agreement signed between Ton Fei Fred Tham & Associates and the Company as if it were entered into between himself and the Company. The Company and Sunrise completed their obligations under these agreements, and Sunrise acquired the 40% ownership interest of the Shandi properties from Timursukh Oidov by paying him $4000 cash. The license was renewed and transferred, and is presently held in the name of Oriental Magnum, Inc., a subsidiary of Sunrise.

Preliminary surface geological exploration work has been conducted on the Shandi property by Gregory R. Thompson of Rio Minerals Limited, a consulting geologist of Sunrise. Although the geology reported by this exploration work was indicative of a copper zone and other metals in the northeast section of the Shandi property, no exploratory drill holes have been drilled to evaluate this area of the Shandi property.

During the year ended September 30, 2006 and the nine months ended June 30, 2007, Sunrise did not commence any drilling programs on its two properties. Previously, Sunrise had commenced and completed a substantial drilling program on its Khul Morit property. The work was conducted by Rio Minerals Limited of Vancouver, British Columbia, a company specializing in mineral exploration and development. In March 2006, Sunrise received a drill hole summary report of its 2004 exploration program. In the nine randomly spaced exploration holes that were completed, a new copper discovery was made in hole 4. The hole cut 33 meters (108 feet) grading 1.74% copper. Within this intersection is 27 meters (88 feet) grading 2.09% copper. The highest core sample assay was 6.59% copper. Sunrise intends to proceed with further exploration on its Khul Morit property.

In 2006, Sunrise hired a law firm in Mongolia to incorporate a local company named “Oriental Magnum Inc” in order to change the titles for both Khul Morit license and the Shandi license to “Oriental Magnum Inc”. The law firm will act as Sunrise’s local contact in Mongolia and may also assist in its future exploration program or joint-venture exploration program.

The following describes the latest status update regarding the two mineral properties of Sunrise:

"Khul Morit" property (license number "6283"). In August 2006, Sunrise successfully renewed the exploration licenses for its Khul Morit property (license number “6283”)

In October 2006, Sunrise received a geological and geochemical report from Rio Minerals Limited.

In January 2007, Sunrise negotiated with Ms. Khulan Choilon (the previous Khul Morit license holder) and changed the title of the Khul Morit exploration license from her name to the name of Oriental Magnum Inc.

"Shandi" property (original license number "4768", now license number "10582"). In September 2006, Sunrise successfully renewed the exploration licenses for its Shandi property (license number “10528”).

In January 2007, Sunrise negotiated with Mr. Timursukh Oidov, the original Shandi license holder who was represented by Ton Fred Tham & Associates, and changed the title of the Shandi license to the name of Oriental Magnum Inc. and paid $4,000 to Mr. Oidov to acquire the remaining 40% ownership interest previously retained by Mr. Oidov in the Shandi property.

Corporate Structure Chart

The following chart illustrates the corporate structure of the Company before the spin-off of Sunrise:

Magnum D’Or Resources
I
I	100% subsidiary
I
Sunrise Mining Corporation
I
I	100% subsidiary
I
Oriental Magnum Inc.

After the spin-off of Sunrise, the Company will not own any interest in Sunrise or in Oriental Magnum Inc. The corporate structure of Sunrise after the spin-off is illustrated below:

Sunrise Mining Corporation
I
I	100% subsidiary
I
Oriental Magnum Inc.

Political Environment. In April 2006, there were some mass protests against the Mongolian government’s granting of mineral concessions to North American firms, and the Mongolian government has amended its mining laws. The political situation in Mongolia had once deteriorated to the point that management of Sunrise believed that it would be better for Sunrise to hold onto our mining investments until the political and legal situation became clear. The political environment in Mongolia has improved in recent months. Management of Sunrise is considering whether or not to proceed with its exploration program on the Khul Morit property and Shandi property.

"Windfall profits" tax . Mongolia government, on May 12, 2006, imposed what it is called a "windfall profits" tax on mining carried out in that country. The law constitutes a 68% tax on profits from mineral sales when the copper price and gold price are above US$1.18 per pound and US$500 per ounce, respectively. The new tax has caused investor concerns and is inhibiting investment in Mongolia's mining industry.

Given the recent political and mining law changes in Mongolia, management believes it would be Sunrise’s best interests to ensure our investment is secure before further exploration programs should be carried on.

Any additional evaluation test drilling at the Kohl Morit property or at the Shandi property will require substantial capital expenditures to determine the scope of their copper and gold reserves and to evaluate their commercial viability. Sunrise does not have the necessary capital to conduct additional test drilling to fully evaluate these mining properties at this time.

Compliance with Government Regulation

Sunrise will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mongolia.

Sunrise will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as Sunrise does not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resources or reserves at this time, it is impossible to assess the impact of any capital expenditures on earnings or Sunrise’s competitive position in the event a potentially economic deposit is discovered.

If Sunrise enters into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

•	Water discharge will have to meet water standards;

•	Dust generation will have to be minimal or otherwise re-mediated;

•	Dumping of material on the surface will have to be re-contoured and re-vegetated;

•	An assessment of all material to be left on the surface will need to be environmentally benign;

•	Ground water will have to be monitored for any potential contaminants;

•	T Socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

•	There will have to be an impact report of the work on the local fauna and flora.

Research and Development Expenditures

Sunrise has incurred some research or development expenditures since our incorporation through the end of 2006. Since the close of the fiscal year ended September 30, 2006, Sunrise retained the services of Gobi Exploration LLC for the re-logging of all cores and necessary research work in porphyry-copper-gold systems with the assistance of additional experienced geologists. Sunrise has received a comprehensive report on what has been discovered at Khul Morit property, what is the possible mineralization model there and the recommendation for the next stage of exploration. The cost for this work was $5,000.

Patents and Trademarks

Sunrise does not own, either legally or beneficially, any patents or trademarks.

Summary of Spin-Off Transaction . The following is a summary of the spin-off transaction by the Company

•
By a written consent on December 19, 2006, the Board of Directors of the Company and the holders of at least a majority of the Company’s issued and outstanding voting securities approved the spin-off of Sunrise Mining Corporation (“Sunrise”), its wholly owned mining subsidiary, to the stockholders of the Company.

•
On December 20, 2006, the controlling stockholder of the Company, Sunrise Lighting Holdings Limited (“SLH”), negotiated and closed on a sale of its non-convertible preferred stock of the Company to Mr. Chad Curtis.

•	The spin-off of Sunrise will be completed pro rata to the stockholders of record of the Company at the close of business on January 23, 2007.

•
Upon the effective date of the spin-off, each stockholder of the Company will receive the same number of shares of Sunrise that the stockholder owned of the Company as of the close of business on January 23, 2007.

•
As a result of the spin-off of Sunrise, Mr. Xuguang Sun, a former director and officer of the Company, will not directly receive any common stock of Sunrise and Mr. Shaojun Sun, a former director and officer of the Company, will directly receive 334,820 shares of common stock based upon the amount of common stock that he owned of the Company as of January 23, 2007. Sunrise Lighting Holdings Limited, a company owned by Mr. Xuguang Sun and Mr. Shaojun Sun, will receive 277,799 shares of common stock of Sunrise based upon the number of shares of common stock that it owned of the Company as of January 23, 2007, and it has also received 10,000,000 shares of non-convertible preferred stock of Sunrise.

•
Sunrise has filed a Form 10-SB registration statement with the U.S. Securities and Exchange Commission to register Sunrise as a public company under Section 12(g) of the Securities and Exchange Act of 1934, as amended.

•
After the spin-off, Sunrise will continue to own and operate its mining assets as before the spin-off and will continue its exploration activities in Mongolia and where other mining opportunities may arise.

•
After the spin-off, the Company will not own any interest in the mining assets or operations of Sunrise and will not receive any direct or indirect value for the spin-off shares of Sunrise or in any future market in these shares, and the 100,000 shares of common stock of Sunrise presently owned by the Company will be cancelled.

•	After the spin-off, the stockholders of the Company as of January 23, 2007, will continue to own their unsold shares of Common Stock of the Company.

No federal or state regulatory requirements must be complied with or any consent to be obtained in connection with the spin-off transaction.

There were no reports, opinions, or appraisals received relating to the spin-off transaction.

There have been no negotiations, transactions, material contacts, agreements, regulatory requirements or legal proceedings during the past two years between any affiliates of the Company and its subsidiary or any person not affiliated with the Company and its subsidiary who would have a direct interest in such matters.

MAGNUM D'OR RESOURCES, INC.
Historical Balance Sheets

	June	September	September	September	September	September
	30, 2007	30, 2006	30, 2005	30, 2004	30, 2003	30, 2002
ASSETS:
Current assets:
Cash	$19,301	$-	$281	$-	$-	$-
Prepaid Expenses	1,100	7,145	-	1,036	-	-

Total current assets	20,401	7,145	281	1,036	-	-

Fixed assets:
Office Furniture	-	-	581	581	581	524
Less Accumulated Depreciation	-	-	(553)	(493)	(377)	(249)

Total fixed assets	-	-	28	88	204	275

TOTAL ASSETS	$20,401	$7,145	$309	$1,124	$204	$275

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Cash overdraft	$-	$-	$-	$8,341	$-	$1,180
Accounts payable	32,893	-	39,251	26,397	61,443	41,357
Accrued interest	8,298	-	-	-	-	-
Notes Payable	176,857	-	-	533,364	-	628,190
Advance from company officer	37,986	3,386	-	-	-	-

Total Current Liabilities	256,034	3,386	39,251	568,102	61,443	670,727

TOTAL LIABILITIES	256,034	3,386	39,251	568,102	61,443	670,727

Stockholders' Deficit:

Preferred Stock, $.001 par value; 10,000,000 shares authorized, 10,000,000 issued and outstanding at June 30, 2007, and at September 30, 2006 and 2005, 7,000,000 issued and outstanding at September 30, 2004 and 2003, no shares issued and outstanding at September 20, 2002	10,000	10,000	10,000	7,000	7,000	-

Common Stock, $.001 par value; 200,000,000 shares authorized, 5,785,090 issued and outstanding at June 30, 2007, and at September 30, 2006, 199,667,370 issued and outstanding at September 30, 2005, 135,992,370 issued and outstanding at September 30, 2004, 80,000,000 issued and outstanding at September 30, 2003, 1,810,460 issued and outstanding at September 30, 2002	5,785	5,785	199,668	135,992	80,000	1,810
Common Stock Issuable	-	-	-	1,250	-	-
Additional paid-in capital	5,267,949	5,142,949	4,787,990	2,251,143	1,301,361	571,809
Accumulated deficit	(5,519,367)	(5,154,975)	(5,036,600)	(2,962,363)	(1,449,600)	(1,244,071)

Total Stockholders' Deficit	(235,633)	3,759	(38,942)	(566,978)	(61,239)	(670,452)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$20,401	$7,145	$309	$1,124	$204	$275

	$-	$-	$-	$-	$-	$-

MAGNUM D'OR RESOURCES, INC.
Historical Statement of Operations

							Historical
	For the						September 3, 1999
	nine months						(Inception) to
	ended	For the year ended					June 30,
	June 30,	September 30,					2007
	2007	2006	2005	2004	2003	2002	(Unaudited)

Revenue:

Total Revenue	$-	$-	$-	$-	$-	$-	$6,153

Expenses:
Exploration costs	19,407	18,019	1,429,458	694,338	20,000	-	2,206,222
Website development costs	-	-	-	-	-	188,000	887,110
General and administrative expenses	336,687	100,328	644,719	818,337	897,645	243,704	3,143,734
Interest	8,298	-	-	-	-	-	5,087
Depreciation	-	28	60	88	107	105	31,508

Total Operating Expenses	364,392	118,375	2,074,237	1,512,763	917,752	431,809	6,273,661

Loss from Operations before unusual items	(364,392)	(118,375)	(2,074,237)	(1,512,763)	(917,752)	(431,809)	(6,267,508)

Other Income (Expense)
Gain from spin off of subsidiary	-	-	-	-	-	-	615,840
Gain (loss) on settlement of debt	-	-	-	-	96,383	35,918	132,301

Net Loss	$(364,392)	$(118,375)	$(2,074,237)	$(1,512,763)	$(821,369)	$(395,891)	$(5,519,367)

Net Income(Loss) per Common Share - Basic and Diluted	$(0.06)	$(0.02)	$(0.01)	$(0.01)	$(0.03)	$(0.57)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	5,785,090	5,116,708	177,933,491	114,691,125	29,550,600	694,484

The following pro forma information of the Company is provided to show the historical financial information of the Company as if the spin-off had already taken place:

MAGNUM D'OR RESOURCES, INC.
Pro Forma Balance Sheets

	June 30	September	September	September	September	September
	2007	30, 2006	30, 2005	30, 2004	30, 2003	30, 2002
ASSETS:
Current assets:
Cash	$19,301	$-	$281	$-	$-	$-
Loan receivable from affiliate	1,617,827	1,598,420	1,552,956	122,248	-	-
Prepaid Expenses	1,100	7,145	-	1,036	-	-

Total current assets	1,638,228	1,605,565	1,553,237	123,284	-	-

Fixed assets:
Office Furniture	-	-	581	581	581	524
Less Accumulated Depreciation	-	-	(553)	(493)	(377)	(249)

Total fixed assets	-	-	28	88	204	275

TOTAL ASSETS	$1,638,228	$1,605,565	$1,553,265	$123,372	$204	$275

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Cash overdraft	$-	$-	$-	$8,341	$-	$1,180
Accounts payable	32,893	-	39,251	26,397	61,443	41,357
Accrued interest	8,298	-	-	-	-	-
Notes Payable	176,857	-	-	533,364	-	32,350
Advance from company officer	37,986	3,386	-	-	-	-

Total Current Liabilities	256,034	3,386	39,251	568,102	61,443	74,887

TOTAL LIABILITIES	256,034	3,386	39,251	568,102	61,443	74,887

Stockholders' Deficit:
Preferred Stock, $.001 par value; 10,000,000 shares authorized, 10,000,000 issued and outstanding at June 30, 2007, September 30, 2006 and 2005, 7,000,000 issued and outstanding at September 30, 2004 and 2003, no shares issued and outstanding at September 20, 2002	10,000	10,000	10,000	7,000	7,000	-

Common Stock, $.001 par value; 200,000,000 shares authorized, 5,785,090 issued and outstanding at June 30, 2007 and September 30, 2006, 4,991,684 issued and outstanding at September 30, 2005, 3,399,809 issued and outstanding at September 30, 2004, 2,000,000 issued and outstanding at September 30, 2003, 155 issued and outstanding at September 30, 2002	5,785	5,785	4,992	3,400	2,000	-
Additional paid-in capital	5,267,949	5,142,949	4,982,666	2,383,735	1,379,361	573,619
Accumulated deficit	(3,901,540)	(3,556,555)	(3,483,644)	(2,838,865)	(1,449,600)	(648,231)

Total Stockholders' Deficit	1,382,194	1,602,179	1,514,014	(444,730)	(61,239)	(74,612)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,638,228	$1,605,565	$1,553,265	$123,372	$204	$275

	$-	$-	$-	$-	$-	$-

MAGNUM D'OR RESOURCES, INC.
Pro Forma Statements of Operations

							Pro Forma
	For the						September 3, 1999
	nine months	Pro Forma Statements of Operations					(Inception) to
	ended	For the year ended					June 30,
	June 30,	September 30,					2007
	2007	2006	2005	2004	2003	2002	(Unaudited)

Revenue:

Total Revenue	$-	$-	$-	$-	$-	$-	$6,153

Expenses:
Exploration costs	-	-	-	-	-	-	-
Website development costs	-	-	-	-	-	188,000	887,110
General and administrative expenses	336,687	72,883	644,719	793,337	897,645	243,704	3,106,954
Depreciation	-	28	60	88	107	105	31,508

Total Operating Expenses	336,687	72,911	644,779	793,425	897,752	431,809	4,025,572

Loss from Operations before unusual items	(336,687)	(72,911)	(644,779)	(793,425)	(897,752)	(431,809)	(4,019,419)

Other Income (Expense)
Gain from spin off of subsidiary	-	-	-	-	-	-	-
Gain (loss) on settlement of debt	-	-	-	-	96,383	35,918	132,301

Net Loss	$(336,687)	$(72,911)	$(644,779)	$(793,425)	$(801,369)	$(395,891)	$(3,887,118)

Net Income(Loss) per Common Share - Basic and Diluted	$(0.06)	$(0.01)	$(0.00)	$(0.01)	$(0.03)	$(0.57)

Per Share Information:
Weighted Average Number of Common Stock
Shares Outstanding - Basic and Diluted	5,785,090	5,785,090	177,933,491	114,691,125	29,550,600	694,484

The following historical and pro forma per share information for the Company and Sunrise is provided to reflect pro forma financial information as if the spin-off had already taken place:

Magnum D'Or Resources, Inc. and Sunrise Mining Corporation
Pro Forma Per Share Data

		Cash	Income (Loss) from
	Book Value	Dividends Declared	Continuing Operations
	Per Share	Per Share	Per Share

Magnum D'Or Resources, Inc. - June 30, 2007	$0.24	$-	$(0.06)
Sunrise Mining Corporation - June 30, 2007	$(22.83)	$-	$(0.69)

Magnum D'Or Resources, Inc. - September 30, 2006	$0.28	$-	$(0.01)
Sunrise Mining Corporation - September 30, 2006	$(22.14)	$-	$(0.45)

Magnum D'Or Resources, Inc. - September 30, 2005	$0.01	$-	$(0.00)
Sunrise Mining Corporation - September 30, 2005	$(21.69)	$-	$(14.29)

Magnum D'Or Resources, Inc. - September 30, 2004	$(0.00)	$-	$(0.01)
Sunrise Mining Corporation - September 30, 2004	$(7.39)	$-	$(7.19)

Magnum D'Or Resources, Inc. - September 30, 2003	$(0.00)	$-	$(0.03)
Sunrise Mining Corporation - September 30, 2003	$(0.20)	$-	$(0.20)

Magnum D'Or Resources, Inc. - September 30, 2002	$(0.11)	$-	$(0.57)
Sunrise Mining Corporation - September 30, 2002	$1.00	$-	$-

RISK FACTORS

Sunrise has not commenced mining production, thus it has had no revenues and faces a high degree of risk.

Sunrise does not own any producing properties nor own right to any properties that have proven reserves of commercially viable quantities of valuable metals. Accordingly, Sunrise has no revenues and has no way to evaluate the likelihood that its business will be successful. Sunrise has been involved primarily in organizational activities, preliminary exploration of the mining properties and due diligence on potential acquisitions of producing mineral properties in Mongolia. Sunrise has not earned any revenues since its inception. Shareholders should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that Sunrise plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of its exploration stage, Sunrise anticipates that it will continue to incur increased operating expenses without realizing any revenues. Sunrise therefore expects to incur significant losses into the foreseeable future. Sunrise recognizes that if it is unable to generate significant revenues from development of its mining properties and the production of minerals from the claims, or if Sunrise is unable to acquire producing properties, it will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that Sunrise will prove successful, and Sunrise can provide shareholders with no assurance that it will generate any operating revenues or ever achieve profitable operations. If it is unsuccessful in addressing these risks, business of Sunrise will most likely fail.

Because the speculative nature of exploration of mining properties, it is unlikely that Sunrise will discover a mineral deposit on the undeveloped mining claims .

The search for valuable minerals as a business involves substantial risks. It has not been determined whether the undeveloped mineral claims of Sunrise contain any economic mineralization or reserves of gold or copper or any other minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, Sunrise will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is risk that Sunrise may incur liability or damages as it conducts its business.

The search for valuable minerals involves numerous hazards. As a result, Sunrise may become subject to liability for such hazards, including pollution, cave-ins, personal injuries, and other hazards against which Sunrise cannot insure or against which Sunrise may elect not to insure.

If Sunrise becomes subject to burdensome government regulations or other legal uncertainties, its cost of conducting exploration could increase substantially.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Mongolia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect current exploration plans, if Sunrise proceeds to commence additional drilling operations on the undeveloped mining claims, it will incur regulatory compliance costs. In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent Sunrise from exploring for ore deposits. The growth of demand for certain minerals may also be significantly slowed. This could delay growth in potential demand for and limit Sunrise’s ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. For example, foreign ownership laws that are applicable in certain business sectors could be applied to mineral property ownership, or laws relating to national parks could be applied to the mining claims in Mongolia if current park boundaries are expanded. Current Mongolia foreign ownership laws require government approval of any ownership transfers to foreign individuals and corporations. If such laws are changed regarding mineral property ownership, Sunrise may be prevented from holding title to mineral claims located in Mongolia because it is incorporated in the United States. Any new laws may increase the cost of doing business with the result that Sunrise’s financial condition and operating results may be harmed.

The government of Mongolia has recently changed its laws regarding mining exploration. These new laws require exploration companies to expend a minimum amount of capital on a mining claim in order to obtain a renewal of the government license covering such claim. The failure to conduct exploration on a mining claim will result in the forfeiture of the applicable license due to its nonrenewability by the government of Mongolia.

Mongolia Windfall Profits Tax. The Mongolia government recently enacted a windfall profit tax on operations in the mining industry. The law provides for a tax equal to 68% of the profits from mining sales when copper and gold prices exceed $1.18 (U.S.) per pound for copper and $500 per ounce for gold. This windfall profits tax would adversely affect and limit the profitability of copper and gold production in the future from the Mongolia copper and gold operations of Sunrise when prices exceed such levels.

Risks of Doing Business in Mongolia.

Doing business in Mongolia involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, possible expropriation and the potential for a reversal in economic conditions. Adverse changes in economic policies of the government in Mongolia or in its laws and regulations could have a material adverse effect on Sunrise’s operations in Mongolia. For example, other countries have expropriated and nationalized some of their natural resources. Sunrise is not aware of any plan or indication that the government in Mongolia intends to expropriate and nationalize its natural resources, however, such action would adversely affect our business operation or cause a loss of our mining properties.

Sunrise only has mineral rights to the Mongolia mining claims and the landowner may be able to prevent us from conducting further exploration on the claims.

Sunrise holds the exclusive license and rights to explore its Mongolia properties for mineralization and to remove minerals from the properties. However, its rights are subject to those held by the fee simple property owner, the government of Mongolia, to make use of the land. If the government decides to develop, sell or make any other use of the land, Sunrise’s right to explore the property could be impacted. As a result, Sunrise would not be able to continue exploration on the properties and we would be forced to abandon these undeveloped mining claims.

Financial position of Sunrise, working capital deficit; report of independent auditors. The success of Sunrise’s operations is largely dependent upon its ability to develop its existing properties and/or acquire producing mining properties and to improve operating efficiencies, and generate adequate cash-flows from operations. Sunrise’s operations are subject to numerous risks associated with the establishment of its business, including lack of adequate financing sources. In addition, Sunrise has in the past and may again in the future encounter unanticipated problems, some of which may be beyond Sunrise’s financial and technical abilities to resolve. The failure to adequately address such difficulties could have a materially adverse effect on Sunrise’s prospects.

Murrell, Hall, McIntosh & Co., PLLP., the independent auditors of Sunrise, have expressed substantial doubt regarding the ability of Sunrise to continue as a going concern because of the lack of revenues and the working capital deficit of Sunrise.

Availability and Integration of Future Acquisitions. Sunrise’s strategy includes pursuing acquisition opportunities that complement its business objectives. Potential competitors for acquisition opportunities include larger companies with significantly greater financial resources. Competition for the acquisition of mining properties and producing mining companies may result in acquisitions on terms that prove to be less advantageous to Sunrise than have been attainable in the past or may increase acquisition prices to levels beyond Sunrise’s financial capability. Sunrise’s financial capability to make acquisitions is partially a function of its ability to access the debt and equity capital markets. In addition, Sunrise may not find attractive acquisition candidates in the future or succeed in reducing the costs and increasing the profitability of any business acquired in the future.

Potential Quarterly Fluctuations . Sunrise may experience variability in its production, net sales and net income on a quarterly basis as a result of many factors, including the market value for copper, gold and other metals and due to weather conditions in Mongolia.

Dependence on Senior Management . Sunrise’s future performance will depend to a significant extent upon the efforts and abilities of its key management personnel. Sunrise does not have any key life insurance policy on its officers. The loss of service of one or more of the Sunrise’s key management personnel could have an adverse effect on Sunrise’s business. Sunrise’s success and plans for future growth will also depend in part on management’s continuing ability to hire, train and retain skilled personnel in all areas of its business.

In the past, the two directors and officers of Sunrise have provided their services on a part time basis, one of which averages 20 hours per week and the other averages five hours of services per week which is expected to continue. The level of operations of Sunrise has not necessitated the full time services of its directors and officers. The directors and officers may continue to pursue other business activities independently of Sunrise. If the level of business activity of Sunrise increases, the directors and officers of Sunrise intend to devote additional time to the management of Sunrise and intend to retain additional management personnel whenever necessary and appropriate.

Management’s Lack of Mining Experience and Education . Sunrise’s directors and officers have not had any previous experience in the management of a mining company, and are not geologists or mining engineers. As a result, Sunrise has retained independent consulting geologists to conduct and evaluate its exploration program in Mongolia, and will continue to depend upon such consultants until the level of its mining operations justifies the cost of hiring geologists and/or mining engineers as management or as employees of Sunrise.

Indemnification. Sunrise’s Articles of Incorporation limit the liability of its directors and officers of Sunrise to the fullest extent permitted by Nevada law, and provide for indemnification of the directors and officers to such extent. Sunrise may obtain director-officer liability insurance. These measures will provide additional protection to the directors and officers of Sunrise against liability in connection with certain actions and omissions.

Conflicts of Interest . There are anticipated conflicts of interest between Sunrise and its stockholders, and there may be potential conflicts of interest involving Sunrise and its stockholders, some of which may affect the planned business activities of Sunrise. The Board of Directors of Sunrise will attempt to resolve any conflict of interest situation which may arise and which is brought to the attention of the Board of Directors on a case-by-case basis.

Shares Eligible for Future Sale. A substantial number of outstanding shares of Sunrise’s Common Stock will be "restricted securities". However, under certain circumstances such shares may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended, or some other exemption from registration under the Securities Act of 1933. Future sales of those shares under Rule 144 or other exemption could depress the market price of its Common Stock in the future.

Applicability of  A  Penny Stock Rules. Federal regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regulate the trading of so-called penny stocks (the “Penny Stock Rules”), which are generally defined as any security priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities which are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act which makes it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Securities and Exchange Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of previously sanctioned persons. Therefore, if, during the time in which the Common Stock of Sunrise is quoted on any market and the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b)(6) of the Exchange Act. In such event, it may be more difficult for a stockholder to sell the Common Stock of Sunrise in the future in the secondary market.

Because Sunrise’s Common Stock is expected to be in the over-the-counter market for less than $5.00 per share during 2007, the Common Stock of Sunrise is considered a penny stock, and trading in its Common Stock is expected to be subject to the full range of Penny Stock Rules. Accordingly, the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell Sunrise’s Common Stock and stockholders of the Company may have difficulty in selling their Shares in the future in the secondary trading market.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Information and Cautionary Statements

When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect Sunrise’s future plan of operation, business strategy, operating results, and financial position. Persons reviewing this Information Statement are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are discussed under the headings "Summary of Sunrise Mining Corporation” of Business," and " Management's Discussion and Analysis of Financial Condition and Results of Operation," and also include general economic factors and conditions that may directly or indirectly impact Sunrise’s financial condition or results of operation.

Although Sunrise believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, Sunrise does not assume responsibility for the accuracy and completeness of such forward-looking statements. Sunrise is under no duty to update any of the forward-looking statements after the date of this Information Statement to conform such statements to actual results.

General

The following discussion and analysis summarizes the results of operations of Sunrise Mining Corporation, Inc. (the ”Sunrise”) for the fiscal year ended September 30, 2006 and the nine months ended June 30, 2007.

Sunrise is a mining exploration company that currently holds two properties in Mongolia. Sunrise currently focuses its operations primarily on the development and financing of its two Mongolian properties. At present, none of its properties are in production and, consequently, it has no current operating income.

Results of Operations

Comparison of the nine months ended June 30, 2007 and 2006

For the nine month period ended June 30, 2007 compared to the nine month period ended June 30, 2006, Sunrise had a net loss of $69,267 and $26,139, respectively, an increase of approximately 164.99%. This increase was mainly due to the increase in professional fees as well as costs incurred on transferring the Khul Morit and Shandi licenses to the name of Oriental Magnum Inc, a wholly owned subsidiary of the Company

Mining exploration costs increased to $19,407 during the nine month period ended June 30, 2007 as compared to $1,956 for the comparable period in 2006. The $19,407 exploration cost includes (1) fees charged by Gobi Exploration LLC for their re-logging and assaying of the Khul Morit cores, and their preparation of the Khul Morit exploration report written in Mongolian which was required by the Mongolia government; (2) fees and taxes paid to the Mongolia government for changing the titles of the Khul Morit and Shandi licenses to Oriental Magnum Inc.; (3) fees paid to Mr. Timursukh Oidov to acquire the remaining 40% ownership interest previously retained by him in the Shandi property.

General and administrative expenses increased 106.19% to $49,860 during the nine month period ended June 30, 2007 as compared to $24,182 for the comparable period in 2006. The increase was due primarily to more fees charged by professionals and expenses on transferring the Khul Morit and Shandi licenses to the name of Oriental Magnum Inc, a wholly owned subsidiary of the Company.

At June 30, 2007, Sunrise had $0 of total current assets, a working capital deficit of $69,267 and had $37,624 of net cash used by operations during the nine month period ended June 30, 2007.

Sunrise is an exploration stage mining company and had no revenues during the nine months ended June 30, 2007 and June 30, 2006.

Comparison of the Years Ended September 30, 2006 with the operations prior to acquisition for the year ended September 30, 2005.

Since Sunrise was not incorporated until October 25, 2005, operations prior to that date were the mining operations performed by Magnum D’Or Resources, Inc., the parent company to Sunrise prior to its spin off.

Sunrise anticipates incurring a loss as a result of exploration and development expenses, and expenses associated with its operations. Sunrise does not anticipate any revenue in the near future until its mineral interests have reached the point of economic viability. Additional expenditures are necessary to determine if any future revenues will be generated from its properties.

Sunrise had a net losses of $45,464 and $2,074,237 for the fiscal years ended September 30, 2006 and 2005 respectively.

Mining exploration costs of Sunrise decreased 98.7% to $18,019 during the year ended September 30, 2006 as compared to $1,429,458 for the comparable period in 2005 mainly due to the fact that no exploration program was completed in 2006.

General and administrative expenses of Sunrise decreased 95.7% to $27,445 during the year ended September 30, 2006 as compared to $644,779 for the comparable period in 2005. This decrease was due primarily to the significant decrease in exploration activity during 2006.

Liquidity and Capital Resources

At September 30, 2006, Sunrise had current assets of $0, working capital of $0, and had $45,464 of net cash used by operations during the year ended September 30, 2006.

Sunrise must rely on corporate officers, directors and outside investors in order to meet its budget for further exploration. If Sunrise is unable to obtain financing from any of one of these aforementioned sources, Sunrise would not be able to complete its financial obligations regarding the exploration and development of its Mongolian properties or to continue as a going concern.

Sunrise is currently looking for the capital to complete its corporate objectives. Sunrise expects to carry out its plan of business. In addition, we may engage in joint mining activities with other companies. Sunrise cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by its operating losses. Sunrise has not engaged in discussions concerning potential business combinations.

Limited commitments to provide additional funds have been made by management and other shareholders. We cannot provide any assurance that any additional funds will be made available on acceptable terms or at all.

Current Management of Sunrise Mining Corporation

The following table sets forth the names, ages, and positions for each of the present directors and officers of Sunrise Mining Corporation:

Name	Age	Positions

Xuguang Sun	45	Chief Executive Officer, President, Treasurer and Director

Shaojun Sun	34	Vice President and Chief Financial Officer, Secretary, and Director

All executive officers of Sunrise are elected by the Board of Directors and hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

The following is information on the business experience of each director and officer.

Mr. Xuguang Sun became a director and the Chief Executive Officer, President and General Manager of Sunrise Mining Corporation on October 25, 2005. From October 18, 2005 to December 2006, he was the Chief Executive Officer, President, Treasurer and Director of Magnum d’Or Resources, Inc. He has been the President and General Manager of Sunrise Lighting Holdings Limited and its operating subsidiary, Tian Xing Lighting & Electrical Co., Ltd. Since 1997, and of the Tian Xing Electronic and Electrical Factory since 1989. From 1984 to 1986, he was the director of business development of Nanhai CentralSouth Computer Factory. He graduated from Xian Jiaotong University with an associate degree in electrical engineering in 1989, and holds a degree from the Guangdong Business School.

Mr. Shaojun Sun became a director and the Vice President, Chief Financial Officer and Secretary of Sunrise Mining Corporation on October 25, 2005. He was the Vice President, Chief Financial Officer and Secretary of Magnum d’Or Resources, Inc. from October 18, 2005 to March 6, 2007. He was a director of Magnum d’Or Resources, Inc. from October 18, 2005 to January 25, 2007. He has been the Vice President, Chief Financial Officer and Secretary of Sunrise Lighting Holdings Limited. since 1997, including responsibility for the North American Market of Sunrise. He received a B.S. degree in computer science from Zhongshan University and holds two degrees of Master of Business Administration in international business from the University of South Carolina and from Vienna University of Economics and Business Administration.

The two directors and officers of Sunrise have provided their services on a part-time basis, one of which averages 20 hours per week and the other averages five hours of services per week, which is expected to continue. The level of operations of Sunrise has not necessitated the full-time services of its directors and officers. The directors and officers may continue to pursue other business activities independently of Sunrise. If the level of business activity of Sunrise increases, the directors and officers of Sunrise intend to devote additional time to the management of Sunrise and intend to retain additional management personnel whenever necessary and appropriate.

Current Management of Magnum D’Or Resources, Inc.

The following table sets forth the name, ages and positions of each of the present directors and officers of Magnum D’Or Resources, Inc. (the “Company”):

Name	Age	Positions

Chad Curtis	31	Director, Chief Executive Officer, and President

W. Howard Chan	59	Director

Joseph J. Glusic	49	Director

Claude Roy Kirk Jr.	81	Director

Richard F. McMullen	62	Director

Gunter Mennig	68	Director

Chad Curtis became a director and the Chief Executive Officer, President and Treasurer of the Company on December 20, 2006. From January 2000 through April 2001, he was employed by First Union Securities as a Money Manager and Financial Advisor. From April 2001 through December 2004, Mr. Curtis was associated with J.P. Turner & Company in the same capacity. In April 2005 he was retained by Pointe Capital as a Money Manager and remained in that capacity, on a limited basis, through April 2006 when he became associated with Markwood Capital, a division of Acosta Financial Services, where he remained until August 2006. Mr. Curtis has, for the last several years, also been engaged in the acquisition and sale of pre-construction and post-construction residential real estate. Mr. Curtis will continue, at least for the immediate future, in such business endeavors.

W. Howard Chan was formerly a Judge in the Civil Court and Criminal Court of New York and a Law Professor developing legal institutions in China since 1978, Judge Chan was senior advisor to China’s governmental Ministries and agencies engaged in developing international trade, infrastructure development projects, real estate development projects, direct foreign investments and resolving international trade, investment & securities disputes. As an international attorney and partner at the international law firm Graham & James and associate attorney at Haight Gardner Poor & Havens, Judge Chan specialized in international commercial, real estate, corporate and financial transactions ranging from energy resources development, to real estate development, construction and finance, and international transportation development & finance in the aviation and maritime fields. Judge Chan was engaged in international development of high technology, information technology and internet companies in China and the U.S. As an entrepreneur, he started companies in wireless telecom, assisted living technologies, online trading and securities industries in Florida. Judge Chan is a licensed New York Real Estate Broker, a licensed Florida Real Estate Salesperson, and a licensed NASD Registered Representative Series 7 and Series 63 stockbroker. Judge Chan was certified a Mediator by Supreme Court of Florida and is one of the few Americans appointed to China’s official Arbitration Commission to arbitrate international commercial disputes in China. Judge Chan was appointed to NYC Community Planning Board #1 covering Lower Manhattan and served many years on the planning and development of Battery Park City. Judge Chan founded the Little League Baseball and Youth Soccer League Programs at Battery Park City and helped develop the playing fields, waterfront & marina recreation areas. Judge Chan graduated with honors from Columbia College, B.A. in 1973 and Columbia Law School, J.D. in 1976.

Joseph J. Glusic has spent the majority of his career involved in activities associated with the production, monitoring, processing and ultimate disposal of hazardous and/or radioactive wastes.  He has been an employee of both private and public companies and consulted to a variety of institutions that included public, private and governmental agencies. Clients included nuclear utilities such as Commonwealth Edison Company and Northeast Utilities, as well as, Bechtel Nevada and the Department of Energy (DOE). His responsibilities have included design, operations, management, and principal ownership of companies associated with these types of functions.  In addition, Mr. Glusic’s experience has allowed him to evaluate and develop numerous processes and technologies utilized in the handling and processing of various types of waste streams. He has also written and developed technical and regulatory documents supporting testing, operations, and reporting requirements.  For the last several years Mr. Glusic has also been involved in the acquisition, financing, marketing, and sale of real estate.  He has a degree in Mechanical Engineering from the University of Illinois and has attended various academic and professional educational programs throughout his career to enhance his technical and managerial skills.  He has been licensed by several government agencies, as required to perform his primary functions and achieve his goals.

Former Governor Claude R. Kirk, Jr. is a graduate of the Alabama School of Law.  In 1956 he founded American Heritage Life Insurance Company and became its first President.  On January 3, 1967 he became the first Republican Governor for the State of Florida in over 75 years. During his term as Governor he was responsible for the creation of the Florida Department of Environmental Protection.  After serving his term as Governor, Gov. Kirk continued and still continues to be a staunch and vocal advocate in favor of environmental reforms.  He has, since leaving office, been a welcomed advisor to diverse Republican administrations on a variety of issues as well as a paid speaker on environmental issues.

Mr. McMullen (62) founded the law firm of Richard F. McMullen, P.C. in 1987. He has been continuously engaged in the private practice of law since 1977. He received his Bachelor of Arts degree with majors in Chemistry and Math from Baylor University, Waco, Texas in 1967. Richard served as a Pilot in the United States Navy from 1967 through 1973. Receiving a Juris Doctor from Baylor University, Waco, Texas in 1975, he was admitted to the State Bar of Texas in 1976; the United States Court of Appeals 5 th Circuit in 1976; United States Tax Court in 1980; and the United States Supreme Court in 1980.

Gunter Mennig, age 68, stems from the South of Germany where he was born in 1939 and where he did his schooling. In 1964, he graduated in Mechanical Engineering at the University of Stuttgart (Technische Hochschule Stuttgart) where he also obtained a PhD under the guidance of Prof. G. Schenkel. From 1970 until 1973 he worked in India as an Associate Professor at the Indian Institute of Technology, Madras, establishing Plastics Processing in the Chemical Engineer Department. At that time he joined the (then) Plastics Institute, London, and served as Vice-Chairman of Madras Centre. After his return to Germany he became Head of the Plastics Engineering Section at the German Plastics Institute (Deutsches Kunststoff-Institut, DKI) in Darmstadt and later it's Deputy Director. In addition he was a professor at the University of Darmstadt. In 1994 he took the chair of Plastics Processing at the University of Chemnitz (Technische Universitat Chemnitz), where he also served as Dean of Study Affaires of the Faculty of Mechanical Engineering. After formal retirement he continues as a member of the working group on plastics engineering on a regular employment base with Chemnitz University of Technology.

In 1973, Dr.-Ing. Gunter Mennig was given the award for "Best publication in Plastics & Polymers" by Plastics and Rubber Institute (PRI), London. He is a member of a number of professional societies and was until 1996 one of the two national examiners in the field of plastics for the Deutsche Forschungsgemeinschaft (DFG). He has published more than 200 research papers in national and international journals/proceedings and is the editor of the books "Wear in Plastics Processing" and "Mold Making Handbook", both of which have been published in English and German and the latter one recently in China in Mandarin. In addition he has guided about 25 PhDs and was involved in another 30 as an external examiner.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Summary Compensation Table

The table summarizing the compensation paid by the Company to non-employee Directors for the fiscal year ended September 30, 2006, has been omitted because they do not have any non-employees who are directors.

Executive Officer Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended September 30, 2005 and 2006 with the Company. The Company has not entered into any employment agreements with any of the named executive officers.

The named executive officers of the Company were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended September 30, 2006.
							(h)
(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non- Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	(i) All Other Compensation	(j) Total

Xuguang Sun President &	2006	$0	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer (9)	2005	$0	$0	$0	$0	$0	$0	$0	$0

Shaojun Sun (1) Vice President, Chief Financial Officer,	2006	$0	$0	$30,000	$0	$0	$0	$0	$30,000
Treasurer and Secretary	2005	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Shaojun Sun received 200,000 shares of Common Stock of the Company to pay for his compensation valued at $30,000 for the year ended September 30, 2006.

Since its organization in October 2005, Sunrise has not paid any compensation to its directors or officers.

The Company has no agreement or understanding, express or implied, with any officer, director, or principle stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. The Company has no plan, agreement, or understanding, express or implied, with any officer, director, or principle stockholder, or their affiliates or associates, regarding the issuance to such persons of shares of the Company’s authorized and unissued Common Stock. There is no understanding between the Company and any of its present stockholders regarding the sale of a portion or all of the Common Stock currently held by them in connection with any future participation by the Company in a business.

There is no policy that prevents management from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

On acquisition of a business, it is possible that current management of the Company will resign and be replaced by persons associated with the business acquired, particularly if the Company participates in a business by effecting a stock exchange, merger, or consolidation. In the event that any member of current management remains after effecting a business acquisition, that member's time commitment and compensation will likely be adjusted based on the nature and location of such business and the services required, which cannot now be foreseen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 23, 2007, the number and percentage of the 5,785,090 outstanding shares of Common Stock and 10,000,000 shares of Preferred Stock of the Company which that beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer of the Company, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, was the beneficial owner of more than 5% of the outstanding Common Stock and Preferred Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Common Stock		Percent of Class	Preferred Stock		Percent of Class

Chad Curtis (1)	0		0%	10,000,000	(1)	100	%(1)
1326 SE 17 th Street, #513
Ft. Lauderdale, FL 33316

Sunrise Lighting Holdings Limited	277,799		4.8%	0		0%
1719 International Trade Centre
11-19 Sha Tsui Road, Tsuen Wan
Hong Kong
The People's Republic of China

Shaojun Sun (2)	612,619	(2)	10.6%	0		0%
1108 W. Valley Boulevard
Alhambra, CA 91803

All executive officers and	612,619		10.6%	10,000,000		100%
directors as a group (2 persons)

(1)
Represents the voting beneficial ownership of 200,000,000 shares of Common Stock of the Company created by the voting power of the 10,000,000 shares of Preferred Stock of the Company owned by Chad Curtis.

(2)
Includes 277,799 shares of Common Stock owned by Sunrise Lighting Holdings Limited, of which Shaojun Sun is an officer and an owner, and 334,820 shares of Common Stock to be held directly by Mr. Shaojun Sun.

 Change in Control of Company . On December 20, 2006, Mr. Chad Curtis acquired 10,000,000 shares of voting Preferred Stock (the “Shares”) of the Company with $500,000 his personal funds from Sunrise Lighting Holdings Limited. Each Share entitles the holder to the equivalent of 20 voting shares of the Company’s common stock and therefore provides Mr. Curtis voting control of the Company. In connection with the consummation of this transaction, Mr. Xuguang Sun resigned as an officer and director of the Company and Chad Curtis was appointed President and Chief Executive Officer of the Company and was elected to the Company’s board of directors.

Stock Transfer Agent. The stock transfer agent of Sunrise Mining Corporation will be Pacific Stock Transfer, 500 E. Warm Springs Road, Las Vegas, NV 89119; telephone number 702.361.3033.

Related Party Transactions . During the fiscal year ended September 30, 2006, the Company issued 277,799 shares of its restricted Common Stock to Sunrise Lighting Holdings Limited to pay for a note payable and interest totaling $41,669.95.

During the fiscal year ended September 30, 2006, the Company issued 134,820 shares of its restricted Common Stock to Shaojun Sun, a director, Vice President and the Chief Financial Officer of the Company, as reimbursement for his expenses incurred on behalf of the Company of $20,223.

During the fiscal year ended September 30, 2006, the Company issued 200,000 shares of its Common Stock to Mr. Shaojun Sun to pay for his compensation valued at $30,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sunrise Mining Corporation

     We have audited the accompanying balance sheet of SUNRISE MINING CORPORATION- (an exploration development company and a wholly owned subsidiary of Magnum D’Or Resources, Inc) as of September 30, 2006, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (October 25, 2005) through September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Mining Corporation - an exploration development company as of September 30, 2006, and the results of its operations and cash flows for the period from inception (October 25, 2005) through September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The comparative pro forma statement of operations and cash flows for the year ended September 30, 2005 were included for comparative purposes and were not audited or reviewed, accordingly we express no opinion or other form of assurance on them.

/s/ Murrell Hall McIntosh & Co PLLP
Oklahoma City, Oklahoma
February 14, 2007

Murrell, Hall, McIntosh & Co., PLLP    •    Certified Public Accountants
2601   N.W. Expressway Suit e 700E   •   Oklahoma City, OK   73112  •    405.842.4420   •   F . 405.842.3776   •   www.mhmcpa.com

SUNRISE MINING CORPORATION
(An Exploration Stage Company)
June 30, 2007

BALANCE SHEETS

	June 30, 2007	September 30, 2006
	(Unaudited)
ASSETS:
Current assets:
Cash	-	-

Total current assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$31,644	$-
Advance from company officers	37,624	-

Total Current Liabilities	69,267	-

TOTAL LIABILITIES	69,267	-

Stockholders' Deficit:
Preferred Stock, $.001par value; 10,000,000 shares authorized, No shares issued and outstanding at September 30, 2006; 10,000,000 issued and outstanding at June 30, 2007	10,000	-
Common Stock, $.001 par value; 190,000,000 shares authorized, 100,000 shares issued and outstanding at September 30, 2006 and December 31, 2006	100	100

Additional paid-in capital	35,364	45,364
Accumulated deficit	(114,731)	(45,464)

Total Stockholders' Deficit	(69,267)	-

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(An Exploration Stage Company)
June 30, 2007
STATEMENTS OF OPERATIONS

	Nine Months Ended June 30, 2007	Inception (October 25, 2005) thru December 31, 2005	Acquired Operations from October 1, 2005 thru October 24, 2005	Combined Three months ended December 31, 2005	Inception (October 25, 2005) thru September 30, 2006	Combined For the year ended September 30, 2006	Acquired Operations For the year ended September 30, 2005	Inception (October 25, 2005) Thru June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Revenue:

Total Revenue	$-	$-	$-	$-	$-	$-	$-	$-

Expenses:
Exploration costs	19,407	-	-	-	18,019	18,019	1,429,458	37,426
General and administrative
expenses	49,860	819	-	819	27,445	27,445	644,779	77,305

Total Operating Expenses	69,267	819	-	819	45,464	45,464	2,074,237	114,731

Net Loss	$(69,267)	$(819)	$-	$(819)	$(45,464)	$(45,464)	$(2,074,237)	$(114,731)

Net Income(Loss) per
Common Share - Basic and
Diluted	$(0.693)	$(0.008)	$-	$(0.008)	$(0.455)	$(0.455)	$(0.466)	$(1.147)

Per Share Information:
Weighted Average Number of Common Stock	100,000	100,000	4,991,684	100,000	100,000	100,000	4,448,325	100,000

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(An Exploration Stage Company)
June 30, 2007
STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30, 2007	Inception (October 25, 2005) thru December 31, 2005	Acquired Operations from October 1, 2005 thru October 24, 2005	Combined Three months ended December 31, 2005	Inception (October 25, 2005) thru September 30, 2006	Combined For the year ended September 30, 2006	Acquired Operations For the year ended September 30, 2005	Inception (October 25, 2005) Thru June 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(69,267)	$(819)	$-	$(819)	$(45,464)	$(45,464)	$(2,074,237)	$(114,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Stocks issued for services and compensation							1,521,024
Depreciation	-	-	-	-	-	-	60	-
(Increase) Decrease in prepaid expenses	-	-	-	-	-	-	1,036	-
Increase (Decrease) in accounts payable	31,643	-	-	-	-	-	(30,887)	31,643

Net Cash Flows Used by Operations	(37,624)	(819)	-	(819)	(45,464)	(45,464)	(583,004)	(83,088)

Cash Flows from Investing Activities:
Disposal of fixed assets	-	-	-	-	-	-	-	-
Purchase of Assets	-	-	-	-	-	-	-	-

Net Cash Flows Used for Investing Activities	-	-	-	-	-	-	-	-

Cash Flows from Financing Activities:
Stocks issued for services and expenses	-	-	-	-	45,464	45,464	-	45,464
Advance from company officer	37,624	819	-	819	-	-	-	37,624
Proceeds paid to notes payable	-	-	-	-	-	-	591,626	-

Net Cash Flows Provided by Financing Activities	37,624	819	-	819	45,464	45,464	591,626	83,088

Net Increase (Decrease) in Cash	-	-	-	-	-	-	8,622	-

Cash and cash equivalents - Beginning of period	-	-	-	-	-	-	(8,341)	-

Cash and cash equivalents - End of period	$-	$-	$-	$-	$-	$-	$281	$-

SUPPLEMENTARY INFORMATION
Interest Paid	$-	$-	$-	$-	$-	$-	$83	$-
Taxes Paid	$-	$-	$-	$-	$-	$-	$-	$-

  See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(An Exploration Stage Company)
June 30, 2007
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

						Accumulated
					Additional	(Deficit) During the	Total
	Preferred Stock		Common Stock		Paid-in	Development	Stockholders'
	Number of Shares	Amount	Number of Shares	Amount	Capital	Stage	Equity

Inception - October 25, 2005	-	$-	-	$-	$-	$-	$-

Issuance of stock to parent for expenses	-	-	100,000	100	45,364	-	45,464
Net loss for year	-	-	-	-	-	(45,464)	(45,464)

Balance - September 30, 2006	-	-	100,000	$100	$45,364	$(45,464)	$-

Net loss for quarter	-	-	-	-	-	(16,669)	(16,669)

Balance - December 31, 2006	-	$-	100,000	$100	$45,364	$(62,133)	$(16,669)

Issuance of preferred stock	10,000,000	10000	-	-	(10,000)	-	-
Net loss for quarter	-	-	-	-	-	(27,835)	(27,835)

Balance - March 31, 2007	10,000,000	$10,000	100,000	$100	$35,364	$(89,968)	$(44,504)

Net loss for quarter	-	-	-	-	-	(24,763)	(24,763)

Balance - June 30, 2007	10,000,000	$10,000	100,000	$100	$35,364	$(114,731)	$(69,267)

See the accompany summary of accounting policies and notes to the financial statements.

SUNRISE MINING CORPORATION
(An Exploration Stage Company)

Notes to Financial Statements
June 30, 2007

Note 1 - General

Inclusion of Unaudited Financial Information

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial statements and with Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months ended June 30, 2007 are not necessarily indicative of the results expected for the full year. The accompanying condensed financial statements should be read in conjunction with the audited financial statements at September 30, 2006 included in Sunrise’s annual report.

Nature of Business

Sunrise Mining Corporation (the "Company") was incorporated on October 25, 2005 under the laws of the State of Nevada. Sunrise is a mining resource company focused on the exploration and advancement of premium base and precious metal assets, primarily in Mongolia. Currently, Sunrise has two properties in Mongolia whereon it has options to earn 100% of the mineral rights and to purchase the royalties outright. These two properties were transferred to Sunrise from its parent, Magnum D’Or Resources Inc., in October 2005.

During December 2006, the parent of Sunrise formed Oriental Magnum, Inc. (“Oriental”) in Mongolia. Subsequent to Oriental’s incorporation, the parent of Sunrise transferred the titles for both the Khul Morit license and the Shandi license to the name of Oriental in January 2007.

Sunrise's fiscal year end is September 30.

Note 2 - Summary of Significant Accounting Policies:

Basis of Presentation - Exploration Stage Company

Sunrise has not earned any revenue from limited principal operations. Accordingly, Sunrise's activities have been accounted for as those of an "Exploration Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that Sunrise's financial statements be identified as those of a mining exploration company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of Sunrise's inception.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Significant accounting principles followed by Sunrise and the methods of applying those principles, which materially affect the determination of financial position and cash flows are summarized below.

Foreign Currency Adjustments

Sunrise's functional currency for all operations worldwide is the U.S. dollar. Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Sunrise considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Mining Exploration Costs

In accordance with the views expressed by the U.S. Securities and Exchange Commission in "Current Accounting and Disclosure Issues in the Extractive Industry", Sunrise expenses mining exploration costs as they are incurred.

Income Taxes

Sunrise accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse

Net Earning (Loss) Per Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect would be anti-dilutive.

  Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued charges is considered to be representative of its fair value because of the short-term nature of this financial instrument.

Recently Issued Accounting Standards

In February 2006, the FASB issued Statement No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS No. 155”), which amends FASB Statements No. 133 and 140. This Statement permits fair value re-measurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation, and broadens a Qualified Special Purpose Entity’s (“QSPE”) permitted holdings to include passive derivative financial instruments that pertain to other derivative financial instruments. This Statement is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring after the beginning of an entity’s first fiscal year beginning after September 15, 2006. This Statement has no current applicability to Sunrise’s financial statements.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS No. 156”). This Statement is effective for fiscal years beginning after September 15, 2006. This Statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This Statement has no current applicability to Sunrise’s financial statements.

In June 2006, the FASB issued Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. This Statement has no current applicability to Sunrise’s financial statements. Application of FIN 48 had no impact on Sunrise’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. Management is assessing the impact of the adoption of this Statement.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to Sunrise’s financial statements.

In September 2006, the Securities Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is material, companies will record the effect as a cumulative effect adjustment to beginning of year retained earnings and disclose the nature and amount of each individual error being corrected in the cumulative adjustment. SAB No. 108 became effective beginning October 1, 2006, and its adoption had no material impact on Sunrise’s financial position, results of operations, or cash flows.

Going Concern

As shown in the accompanying financial statements, Sunrise has incurred recurring losses from operations, and as of June 30, 2007, Sunrise's net loss is $69,267. These factors raise substantial doubt about Sunrise's ability to continue as a going concern. The ability to continue as a going concern will be dependant upon management or outside funding. The accompanying financial statements do not include any adjustments that might be necessary if Sunrise is unable to continue as a going concern.

Note 3 - Income Taxes

There has been no provision for U.S. federal, state, or foreign income taxes for any period because Sunrise has incurred losses from inception.

At June 30, 2007, Sunrise had US net operating loss carryforwards of approximately $69,267 for federal income tax purposes.

Deferred tax assets and liabilities are comprised of the following as of June 30, 2007:

Deferred income tax assets:
Tax effect of net operating
loss carryforward	$69,267
Valuation allowance	(69,267)
Net deferred tax asset	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of June 30, 2007, Sunrise had net operating loss carryforward of approximately $69,267 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income will expire in 2026. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

A reconciliation of the difference between the expected tax benefit at the U.S. federal statutory rate and Sunrise's of effective tax benefit for the period ended June 30, 2007.

Expected benefit
Valuation allowance	$23,551
(23,551)
Effective actual income tax	$—

Note 4 - Share Capital

During the year Sunrise issued 100,000 shares of common stock to Magnum D’Or Resources Inc., its parent company in exchange for the assignment of the Magnum’s leases, certain costs and expenses incurred and paid by Magnum on its behalf and its spin-off from its parent to act as a separate entity. These shares will be cancelled upon the spin-off of Sunrise

On September 27, 2006, Sunrise amended its Article of Incorporation to increase its total authorized shares of stock from ten million (10,000,000) to two hundred million (200,000,000), par value at ($.001) per share divided into two (2) classes of stock as follows for a total capitalization of TWO HUNDRED THOUSAND DOLLARS ($200,000):

(A) Non-assessable Common Stock: One Hundred Ninety Million (190,000,000) shares of Common Stock, par value One Mill ($0.001) per share and

(B) Preferred Stock: Ten Million (10,000,000) shares of Preferred Stock, par value One Mill ($0.001) per share.

The Common shares of Sunrise Mining Corporation shall have one (1) vote per share. The Preferred shares of Sunrise Mining Corporation shall have twenty (20) votes per share. The Preferred shares are not convertible into common shares and have no preferred dividends.

On January 15, 2007, Sunrise issued 10,000,000 shares of its Preferred Stock to Sunrise Lighting Holdings Limited, which had owned 100% of the outstanding Preferred Stock of Magnum d’Or Resources Inc. in reliance upon Regulation S under the Securities Act of 1933, as amended.

Note 5 - Option Agreements

In December of 2002, the parent of Sunrise entered into an option agreement to acquire up to a 100% mineral interest in a mineral license (now License No. “10528”) representing approximately 50,000 hectares (125,000 acres) located approximately 48.5 km north of Shuteen, Mongolia. 60% of this interest was earned by the issuance of 1,200,000 shares of common stock, the payment of $17,500 to the grantor, commitment to spending $75,000 on exploration costs within twelve months of executing the agreement, and paying $5,200 in annual license fees. The remaining 40% was acquired by spending an additional $300,000 on exploration and development costs, the issuance of 300,000 additional shares of parent's common stock, and the payment of $75,000 to the licensor. These mineral rights interests are subject to a 1.5% net smelter returns royalty.

As of January 26, 2007, Sunrise has earned 100% interest in this property by paying $4,000 to the original license holder (Timursukh Oidov) to acquire the remaining 40% interests in this property from him and $4,094 license transfer fees and tax to the Mongolia government.

In December of 2003 the parent of Sunrise entered into an option agreement with Mongolian citizen Khulan Choilon to acquire up to a 100% interest in a mineral license (now License No. “6283”) held by her representing approximately 8,000 hectares (19,768 acres) located in Bayanhongor Aimag of Mongolia. Terms of this option call for parent of Sunrise to spend $100,000 in exploration costs, made an initial cash payment of $25,000 and issued 2,000,000 share of unrestricted common stock to the grantor. This license is subject to a 1.5% net smelter return royalty which parent of Sunrise has the option to purchase outright for $1,000,000. As of September 30, 2006, all of the terms of this option agreement other than the acquisition of the net smelter return royalty were satisfied.

As of January 22, 2007, Sunrise has earned 100% interest in this property by signing the NSR agreement with Mr. Gandush Batmunkh (who transferred Khul Morit license to Ms. Khulan Choilon before she signed the option agreement with the parent of Sunrise) and spending $5,678 to transfer the title of this license.

Note 6 - Other Commitments

On December 7, 2006, Sunrise retained the services of Gobi Exploration LLC for the re-logging of all cores and necessary research work in porphyry-copper-gold systems with the assistance of additional experienced geologists. Sunrise has received a comprehensive report on what has been discovered at Khul Morit property, what is the possible mineralization model there and the recommendation for the next stage of exploration. The cost for this work was $5,000.

Note 7 - New Mineral Laws in Mongolia

In April 2006, there were some mass protests against the Mongolian government’s granting of mineral concessions to North American firms, and the Mongolian government has amended the mineral laws by imposing the “Winfall profits” tax on mining and increasing the license maintenance fees.

"Windfall profits" tax

The Mongolian state on May 12, 2006, imposed what it is called a "windfall profits" tax on mining carried out in that country. The law constitutes a 68% tax on profits from mineral sales when the copper and gold price are above US$1.18 per pound and US$500 per ounce respectively. The new tax has caused a lot of investor concerns and is destroying investment in Mongolia's mining industry.

Higher license maintenance fees

The annual license fees and the license transfer fees in Mongolia have increased substantially during 2006. In addition, the new minerals law in Mongolia requires an exploration license holder to expend at least $.50 per hectare annually in exploration expenses in order to renew a mining exploration license.

The new mineral laws, effective in August 2006, also required any exploration or mining license that was under an individual name be changed to the name of a company within 6 months.

The recent political and mining law changes in Mongolia have made future mining operations less profitable.

Note 8 - Spin-Off of Mining Operations

On December 19, 2006, the parent of Sunrise Mining Corporation approved the spin-off of its mining operations. This spin-off had not taken place as of June 30, 2007.

Note 9 - Comparative Figures

The comparative income statements for the fiscal year ended September 30, 2005, are presented on a proforma basis from the operations of Magnum D’Or Resources Inc. since these operations were incurred prior to the incorporation and spin-off of the mining activities to Sunrise.

Note 10 - Changes of Exploration License Titles

In January 29, 2007, Sunrise changed the Khul Morit Exploration License from its former license holder (“Khulan Choilon”) to the name of Oriental Magnum Inc., a wholly owned subsidiary of Sunrise.

In January 29, 2007, Sunrise changed the Shandi Exploration License from its former license holder (“Timursukh Oidov”) to the name of Oriental Magnum Inc., a wholly owned subsidiary of Sunrise.

Note 11 - Related Party Transactions

During the nine month period ended June 30, 2007, Mr. Xuguang Sun and Mr. Shaojun Sun, current directors and officers of the Company, have advanced $37,624 to pay all expenses charged by professionals and costs incurred to change the titles of the Khul Morit and Shandi licenses back to the name of Oriental Magnum Inc, a wholly owned subsidiary of the Company. These advances are unsecured, non-interest bearing and have no fixed terms of repayment.